UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

May 19, 2017

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi 39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

Proposed amendment and restatement of senior secured revolving credit facility

Callon Petroleum Company (the “Company”) is currently in the process of negotiating an amendment and restatement of its Fifth Amended and Restated Credit Agreement, dated March 11, 2014, among the Company, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto, which is anticipated to close on May 25, 2017 (the “Sixth Amended and Restated Credit Agreement”). The current proposal for the Sixth Amended and Restated Credit Agreement will, among other things: (i) increase the total notional amount available under the Company’s senior secured revolving credit facility from $500 million to $2 billion; (ii) increase the borrowing base from $500 million to $650 million, with an expected commitment amount of $535 million, and (iii) amend various covenants and terms in our senior secured revolving credit facility to reflect current market trends.

We cannot assure you that the Sixth Amended and Restated Credit Agreement will be completed on its anticipated schedule or at all. If consummated, the terms of the Sixth Amended and Restated Credit Agreement will be disclosed upon completion.

Statements contained in this Item 7.01 that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of or otherwise subject to the liabilities under Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing, regardless of any general incorporation language in such filing.

Section 8 – Other Events

Item 8.01.	Other Information.

On May 19, 2017, the Company issued a press release announcing its intent, subject to market and other conditions, to commence a private placement of an additional $150 million in aggregate principal amount of its 6.125% senior unsecured notes due 2024 (the “Additional Notes”). The Company is filing a copy of the news release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

The information contained in this Item 8.01 is neither an offer to sell nor the solicitation of an offer to buy the Additional Notes or any other securities and shall not constitute an offer to buy or a sale of the Additional Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated May 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

May 19, 2017	By:	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated May 19, 2017